united states

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2021

Hyliion Holdings Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-38823	82-2538002
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1202 BMC Drive, Suite 100 Cedar Park, TX	78613
(Address of principal executive offices)	(Zip Code)

(833) 495-4466

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HYLN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 26, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) and the Board of Directors (the “Board”) of Hyliion Holdings Corp. (the “Company”) approved a form of performance-based restricted stock unit (“PSU”) award agreement (the “PSU Agreement”) and restricted stock award agreement (the “Restricted Stock Agreement”) for grants of PSUs and restrict stock under the Company’s 2020 Equity Incentive Plan (the “2020 Plan”).

On March 26, 2021, the Compensation Committee and the Board also approved grants of PSUs to the Company’s executive officers including its Chief Executive Officer, Chief Financial Officer and Chief Technology Officer (collectively, the “Executive Officers”) under the 2020 Plan. Following the grants, the Executive Officers entered into PSU Agreements dated March 26, 2021, which amended the vesting terms of the PSU awards provided in the Executive Officers’ employment agreements with the Company. Under the PSU Agreements:

(i) Upon the achievement of the applicable performance goals for the first annual performance period (i.e., January 1, 2021-December 31, 2021) as determined by the Board or the Compensation Committee, in its sole but reasonable discretion, one-fourth (1/4) of the target PSUs for this performance period will vest upon the date of such determination for this performance period (the “Initial Determination Date”) and upon each of the three anniversaries of the Initial Determination Date thereafter, provided that the recipient remains in continuous service from the grant date through an applicable vesting date for vesting to occur on such vesting date.

(ii) Upon the achievement of the applicable performance goals for the second annual performance period (i.e., January 1, 2022-December 31, 2022) as determined by the Board or the Compensation Committee on or prior to the first anniversary of the Initial Determination Date, in its sole but reasonable discretion, one-third (1/3) of the target PSUs for this performance period will vest upon each of the first, second and third anniversaries of the Initial Determination Date, provided that the recipient remains in continuous service from the grant date through an applicable vesting date for vesting to occur on such vesting date.

(iii) Upon the achievement of the applicable performance goals for the third annual performance period (i.e., January 1, 2023-December 31, 2023) as determined by the Board or the Compensation Committee on or prior to the second anniversary of the Initial Determination Date, in its sole but reasonable discretion, one-half (1/2) of the target PSUs for this performance period will vest upon each of the second and third anniversaries of the Initial Determination Date, provided that the recipient remains in continuous service from the grant date through an applicable vesting date for vesting to occur on such vesting date.

(iv) Upon the achievement of the applicable performance goals for the fourth annual performance period (i.e., January 1, 2024-December 31, 2024) as determined by the Board or the Compensation Committee on or prior to the third anniversary of the Initial Determination Date, in its sole but reasonable discretion, 100% of the target PSUs for this performance period will vest upon the third anniversary of the Initial Determination Date, provided that the recipient remains in continuous service from the grant date through the vesting date for vesting to occur on such vesting date.

The descriptions of the PSU Agreement and the Restricted Stock Agreement are qualified in their entirety by reference to the PSU Agreement and the Restricted Stock Agreement which are included as Exhibits 10.1 and 10.2 to this Form 8-K and are incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Hyliion 2020 Equity Incentive Plan, Form of PSU Award Agreement
10.2	Hyliion 2020 Equity Incentive Plan, Form of Restricted Stock Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

HYLIION HOLDINGS CORP.

	By:	/s/ Thomas Healy
Date: April 1, 2021		Thomas Healy
Chief Executive Officer

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